                                                                       EXHIBIT I

                       WISCONSIN ELECTRIC POWER COMPANY
   Transmission Assets to be Transferred to American Transmission Company
                                 at 12/31/00
               (Adjusted to account for Deferred Income Taxes)

GROSS PLANT VALUE AT 10/31/00                                       $372,901,555.00
ACCUMULATED DEPRECIATION RESERVE AT 10/31/00                        $190,560,829.49
                                                                   ----------------

NET BOOK VALUE AT 10/31/00:
      Plant in Service, Transmission Only                           $182,340,725.51
      Land and Easements                                              19,340,299.84
      Construction Work in Progress, Transmission Lines                8,493,647.93
      Construction Work in Progress, Substations                       6,690,340.29
                                                                    ---------------
                                     Subtotal                        216,865,013.57

ADJUSTMENTS:
      Electric Service Operations 2000
      Property Additions to
      CWIP - Current Estimate                   $29,367,000.00
Less: 2000 Property Additions to CWIP
      Year to Date Through 10/31/00 - Actual     15,191,971.18
                                               ---------------
                  Remainder of Year 2000 Estimate                     14,175,028.82

      11/00 Straight Line Depreciation - Estimate                       (870,156.00)
      12/00 Straight Line Depreciation - Estimate                       (870,156,00)
                                                                    ---------------
                                     Total                           229,299,730.39
                                                                    ===============
                                     Rounded:                       $230,000,000.00
                                                                    ===============

      Estimated Deferred Taxes                                       (15,938,000.00)

      Estimated Contribution Value                                  $214,062,000.00
                                                                    ===============

                                                                       EXHIBIT I

                         EDISON SAULT ELECTRIC COMPANY
   Transmission Assets to be Transferred to American Transmission Company
                                 at 12/31/00
               (Adjusted to account for Deferred Income Taxes)

GROSS PLANT VALUE                                                $40,990,991.00
ACCUMULATED DEPRECIATION RESERVE                                 $ 9,575,318.00
                                                                ---------------

NET BOOK VALUE                                                   $31,415,673.00

ADJUSTMENTS

     Estimated Deferred Taxes                                     (1,425,321.00)

     Estimated Contribution Value                                 29,990,352.00
                                                                ===============